This document will serve as an update to the original contract between Lifetips.com and Makeup.com Limited that was signed on 10/12/2007.

Both parties agree that upon LifeTip's satisfactory completion and Makeup's approval of the pending deliverables outlined in this agreement, both parties are released from the terms outlined in the initial contract and no legal action will be pursued after deliverables have been met. Both parties acknowledge that no additional money is to be paid for completion of any pending deliverables outlined in this document.

LifeTips.com agrees to deliver the pending deliverables by the contracted due date outlined below each deliverable item. These same due dates are outlined under each pending deliverable item within this document.

Pending deliverables

Tip and Advice Center – LifeTip's to deliver 200 NEW tips per contract spec. These tips do not include the 100 tips delivered.

- New Tip Center designed and developed for the Makeup.com site
- 200 original, expert tips created in categories requested by Makeup.com Limited
- All tips meet the approval and satisfaction of Makeup.com
- All tips and pages optimized for the search engines
- Internal linking strategy engineered to support SEO strategy
- Design, Images and HTML development
- Makeup.com Limited is given copyright ownership of all content and optimization strategy
- Additional content may be purchased for $20 per tip

Brainstorm Session Date with Client February 16, 2009
Editorial Delivery Date March 16, 2009
Client Review Deadline March 23, 2009
Final Delivery Date March 30, 2009

Newsletter/Article Writing – LifeTip's to deliver 17 NEW issues per contract spec. These articles do not include the articles already delivered.

- Remaining 17 issues with 1,000 words per issue
- Each issue features an intro, article and featured product/promotion
- All content meets the approval and satisfaction of Makeup.com Limited
- Makeup.com Limited is given the complete ownership of the content
- Newsletter/Article Writing includes content development and file delivery
- Additional articles may be purchased at $450 per article

Brainstorm Session Date with Client February 16, 2009
Editorial Delivery Date March 16, 2009
Client Review Deadline March 23, 2009
Final Delivery Date March 30, 2009

Ebook Writing – Up to 100 tips or articles will be selected by Makeup.com Limited for creation and production of a custom ebook featuring the Makeup.com brand. Tips or articles created above will be used for deployment. Design will be created to your specifications. PDF deployment will be the final delivery.

- 100 tips are processed from content provided by tip and advice center

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- All tips meet the approval and satisfaction of Makeup.com Limited
- Makeup.com Limited has complete ownership of all content development, design and production

Brainstorm Session Date with Client March 31, 2009
Editorial Delivery Date April 15, 2009
Client Review Deadline April 22, 2009
Final Delivery Date April 30, 2009

Word Vision
– No fees will be charged for a 1 year subscription to a new WordVision account. Tags and set up will be deployed by our in-house SEO specialists. All articles and tips created for the project will be scored by our technology. The impact of the content assets will also be measured by the technology. Up to 10,000 keywords will be tracked for listing positions, Pay Per Click price and search volume, helping the algorithm make on-the-fly recommendations. Your team will have full access to the technology and subscription throughout the year.
Contract Start Date (Upon signature date of this contract)
Contract End Date (One year after signature date of this contract)

Multivariate Testing
– Makeup will select three pages for optimization service. LifeTips will provide the PSD graphics for the 3 experiments we will create for the campaigns. LifeTips will also load up the experiments in Google's Website Optimizer (GWO) as part of the service. Makeup's team will review the conversion rates from the experiments and select the best performing campaign for HTML re-construction of the page should Makeup want to hard code the selected design into Makeup.com from which you can start to run other tests.

Multivariate Test 1
Brainstorm Session Date with Client February 16, 2009
Editorial Delivery Date NA
Client Review Deadline March 9, 2009
Final Delivery Date March 16, 2009

Multivariate Test 2
Brainstorm Session Date with Client March 16, 2009
Editorial Delivery Date NA
Client Review Deadline April 6, 2009
Final Delivery Date April 13, 2009

Multivariate Test 3
Brainstorm Session Date with Client April 13, 2009
Editorial Delivery Date NA
Client Review Deadline May 4, 2009
Final Delivery Date May 11, 2009

Customer Feeder
LifeTip's will create a Customer Content Feeder that will allow affiliate customers to create code for their website that will feature a Tip of the Day along with affiliate tracker links that will help them improve sales and conversions. As part of the service, LifeTips will discuss with Commission Junction the ability to run such code distribution on their websites once they see what Makeup has up and running on the Makeup.com site.

- Tips re-processed from tip and advice center content
- Tip of the Day subscribers are fed tips with RSS technology

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- All tips meet the approval and satisfaction of Makeup.com Limited
- Makeup.com Limited is given copyright ownership of content

Brainstorm Session Date with Client NA
Editorial Delivery Date NA
Client Review Deadline NA
Final Delivery Date April 6, 2009

NEW CODE AND DESIGN CONTRACT

Upon the completion of the new terms for the contract above, both parties agree to the following: 1.) Considerable time and effort has been consumed by LifeTips.com, Inc in creating and deploying code for Makeup.com Limited in the contract agreement to date. 2.) Should Makeup.com Limited have interest in testing the code and design solutions presented in the previous contract, LifeTips will release the code and design rights for review, and will answer any of Makeup's questions regarding the configuration and database. 3.) If Makeup, or any representative, deploys the code and design for any purpose, Makeup agrees to pay a one time $10,000 fee to LifeTips.com, Inc.

Items removed from contract and not to be delivered

Big Brain Test

– LifeTips will create one 10-question big brain test using the tip content created above. A flash template will be customized with your color scheme to meet your specifications.

Book Writing/On-Demand Publishing

The on-demand printed book shall not be delivered for the project.

Terms and Conditions

Content Ownership

LifeTips shall deliver quality, original and optimized content that meets all legal requirements, safety requirements and FDA requirements. Makeup shall maintain exclusive ownership and copyright of any content creative for projects designating Makeup as the owner of the content, which includes all programs. LifeTips agrees that Makeup shall have the worldwide, perpetual, irrevocable, and transferable license to such content

Confidentiality

Any confidential or proprietary information provided by one party to the other party shall be deemed the "Confidential Information" of the disclosing party.

Indemnification

Both parties agree that upon LifeTip's satisfactory completion and Makeup's approval of the pending deliverables outlined in this agreement, both parties are released from the terms outlined in the initial contract and no legal action will be pursued after deliverables have been met. Each party agrees to indemnify, defend and hold harmless the other party, its parents, subsidiaries, divisions and affiliates and each of their employees, agents and representatives from and against any losses, costs, damages or expenses (including attorneys' fees) whether incurred in connection with a direct claim between the parties, or a third party claim, suit or subpoena, resulting from claims or actions arising out of or in connection with a breach of any agreement, obligation, covenant, representation or warranty or term set forth in this Agreement by the indemnifying party, or the negligent acts or omissions of the indemnifying party or its employees or agents.

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Payment

Both parties acknowledge that no additional money is to be paid for completion of any pending deliverables outlined in this document. Both parties agree that upon LifeTip's satisfactory completion and Makeup's approval of the pending deliverables outlined in this agreement, both parties are released from the terms outlined in the initial contract and no legal action or additional payments will be pursued after deliverables have been met.

Representations and Warranties

Makeup represents and warrants that it is authorized to enter into this Agreement. LifeTips represents and warrants that (a) it has all necessary permits, licenses, and clearances to operate the LifeTips Website and post all content contained therein, (b) it has all necessary rights and authority to enter into this Agreement, (c) the content delivered for the project outlined in this contract does not and will not infringe or violate the patents, copyrights, trademarks, rights of publicity, rights of privacy, moral rights, or any other right of any third party, (d) it has not and will not knowingly violate any applicable law or regulation, including applicable privacy laws and (e) it will not advertise any unlawful product or service or the unlawful sale of any product or service.

Contracted Delivery Dates

Both parties acknowledge and agree to the delivery dates outlined for each pending deliverable item. LifeTips acknowledges that time is of the essence and, if it fails to deliver any item by the agreed 'Final Delivery Date', then it is in default of this agreement and the original contract signed in October 2007 prevails.

LifeTips, Inc.	**Makeup.com Limited**
[signature]	[signature]
Byron White	Robert E. Rook, President
Date: 2/17/09	Date: ______